                                                                     EXHIBIT 4.3

                                UNIT CERTIFICATE

                                                                  _________Units

                        DATA CONVERSION LABORATORY, INC.
               ORGANIZED UNDER THE LAWS OF THE STATE OF NEW YORK
                   EACH UNIT CONSISTING OF ONE COMMON SHARE,
             $.01 PAR VALUE, AND ONE COMMON SHARE PURCHASE WARRANT
                              CUSIP No. 237616206

THIS CERTIFIES THAT



or registered assigns (the "Registered Holder") is the owner of the number of Units specified above, each of which consists of one common share, $.01 par value, of Data Conversion Laboratory, Inc. (the "Common Shares") and one Common Share Purchase Warrant to purchase one Common Share (the "Warrant"). On or prior to the Separation Time (as defined herein), the securities evidenced by this certificate cannot be traded separately. Each Unit will automatically separate into one Common Share and one Warrant as of the close of business on ______________________, 2002 [thirty days after the consummation of the initial public offering of Units] (the "Separation Time"). The Common Shares and Warrants comprising the Units shall be separately tradeable commencing on the first day after the Separation Time on which The Nasdaq SmallCap Market is open for trading. The Warrants comprising part of the Units are issued under and pursuant to a certain Warrant Agreement dated as of ______________, 2002 (the "Warrant Agreement"), between the Company and Continental Stock Transfer & Trust Company, as Transfer Agent (the "Transfer Agent"), and are subject to the terms and provisions contained therein and on the face of the certificates covered thereby, to all of which terms and provisions the holder of this Unit Certificate consents by acceptance hereof. The Warrant Agreement provides for adjustment in the number of Common Shares to be delivered upon the exercise of the Warrant evidenced hereby and to the exercise price of such Warrant in certain events therein set forth. Subject to the foregoing, the number of Warrants and the number of Common Shares comprising the Units are equal.

         Copies of the Warrant Agreement are available for inspection at the stock transfer office of the Transfer Agent and Registrar or may be obtained upon written request addressed to Data Conversion Laboratory, Inc. at 184-13 Horace Harding Expressway, Fair Meadows, New York 11365, Attention: Chief Financial Officer.

         This Unit Certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

         IN WITNESS WHEREOF, Data Conversion Laboratory, Inc. has caused this Unit Certificate to be duly executed manually or in facsimile by two of its officers thereunto duly authorized.

Dated:                                   DATA CONVERSION LABORATORY, INC.
      --------------------------------

                                         By:
                                            ------------------------------
                                            President

Attest:
      --------------------------------
         Secretary

Countersigned

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004

By:
      --------------------------------
         Authorized Signature

                        DATA CONVERSION LABORATORY, INC.

         The Registered Holder hereby is entitled, at any time, to exchange the Units represented by this Unit Certificate for Common Share Certificate(s) representing one Common Share, for each Unit represented by this Unit Certificate and one Warrant Certificate representing one Warrant, for each unit represented by this Unit Certificate, upon surrender of this Unit Certificate to the Transfer Agent and Registrar together with any documentation required by such agent.

         REFERENCE IS MADE TO THE WARRANT AGREEMENT REFERRED TO ON THE FACE HEREOF, AND THE PROVISIONS OF SUCH WARRANT AGREEMENT SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THE FACE OF THIS CERTIFICATE. COPIES OF THE WARRANT AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE TRANSFER AGENT AND REGISTRAR, CONTINENTAL STOCK TRANSFER & TRUST COMPANY.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

         TEN COM    as tenants in common
         TEN ENT    as tenants by the entireties

         JT TEN     as joint tenants with rights of survivorship and not as
                    tenants in common
         COM PROP   as community property

UNIF GIFT MIN ACT                              Custodian
                        ----------------------            ---------------------
                        (Cust)                                      (minor)
                        under Uniform Gifts to Minors Act
                        ------------------------------------------
                                                 (State)

UNIF TRF MIN ACT                              Custodian
                        ----------------------            ---------------------
                        (Cust)                                      (minor)
                        under Uniform Gifts to Minors Act 3

                        ------------------------------------------
                                           (State)

                               FORM OF ASSIGNMENT
                       (TO BE SIGNED ONLY UPON ASSIGNMENT)

FOR VALUE RECEIVED, the undersigned Registered Holder
(                       )
 -----------------------
(Please insert social security or other identification number of Registered Holder)

hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               (Please Print Name and Address including Zip Code)

Units evidenced by the within Unit Certificate, and irrevocably constitutes and appoints ______________________________________________________________________
attorney to transfer this Unit Certificate on the books of Data Conversion Laboratory, Inc. with the full power of substitution in the premises.

Dated:   __________________, ________
Signature: __________________________________
(Signature must conform in all respects to the name of Registered Holder as specified on the face of this Unit Certificate in every particular, without alteration or any change whatsoever, and the signature must be guaranteed in the usual manner.)

Signatures Guaranteed:

__________________________________
The signatures should be guaranteed by an eligible institution (banks, stockbrokers, savings and loan association and credit unions with membership in an approved signature medallion program), pursuant to S.E.C. Rule 17Ad-15.